Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 333-94782),

3)	Registration Statement (Form S-3 No. 333-22211),

4)	Registration Statement (Form S-3 No. 333-43267),

5)	Registration Statement (Form S-3 No. 333-39282),

6)	Registration Statement (Form S-3 No. 333-65592),

7)	Registration Statement (Form S-3 No. 333-125571), and

8)	Registration Statement (Form S-3 No. 333-195572)

of Liberty Property Trust and Liberty Property Limited Partnership and in the related Prospectuses of our reports dated February 26, 2016, with respect to the consolidated financial statements and schedules of Liberty Property Limited Partnership and the effectiveness of internal control over financial reporting of Liberty Property Limited Partnership, included in this Annual Report (Form 10-K) of Liberty Property Limited Partnership for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 26, 2016